                                                                     EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated May 5, 2004, except for Notes 2 and 12, as to which the date is July 7, 2004, with respect to the financial statements of SWH Corporation (dba Mimi's Cafe) for the year ended December 31, 2003 included in this Current Report on Form 8-K/A of Bob Evans Farms, Inc. and incorporated herein by reference in the following Registration Statements of Bob Evans Farms, Inc.:


     o    Form S-8 No. 33-30665 -- 1989 Stock Option Plan for Nonemployee
          Directors

     o    Form S-8 No. 33-34149 -- 401(k) Retirement Plan

     o    Form S-8 No. 33-42778 -- 1991 Incentive Stock Option Plan

     o Form S-8 No. 33-53166 -- First Amended and Restated 1992 Nonqualified Stock Option Plan (formerly known as the Bob Evans Farms, Inc. Nonqualified Stock Option Plan)

     o Form S-8 No. 33-69022 -- First Amended and Restated 1993 Long Term Incentive Plan for Managers (formerly known as the Bob Evans Farms, Inc. Long Term Incentive Plan for Managers)

     o Form S-8 No. 33-55269 -- First Amended and Restated 1994 Long Term Incentive Plan (formerly known as the Bob Evans Farms, Inc. 1994 Long Term Incentive Plan)

     o Form S-8 No. 333-74829 -- First Amended and Restated 1998 Stock Option and Incentive Plan (formerly known as the Bob Evans Farms, Inc. 1998 Stock Option and Incentive Plan)

     o    Form S-3 No. 333-74739 -- Dividend Reinvestment and Stock Purchase
          Plan

     o    Form S-8 No. 333-106016 -- 401(k) Retirement Plan



     /s/ Ernst & Young, LLP
         Irvine, California

     September 17, 2004